UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 29, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 8.01	Other Events

At Kerr-McGee Corporation’s 2005 Annual Meeting of Stockholders, which is scheduled for May 10, 2005, stockholders will be asked to approve the Kerr-McGee Corporation 2005 Long Term Incentive Plan. In that regard, the Company’s management intends to recommend to the Executive Compensation Committee of the Company’s Board of Directors that the committee adopt a policy providing that equity grants made after adoption of the 2005 Long Term Incentive Plan will result in a prospective gross three-year average burn rate through 2008 not exceeding 2% of common shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: April 29, 2005